Registration No. 333-__________

      As filed with the Securities and Exchange Commission on
                         August 15, 2001

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                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                ----------------------------------

                             FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933

                ----------------------------------

                      AMERISERV FINANCIAL, INC.
        (Exact name of registrant as specified in its charter)

     Pennsylvania                                25-1424278
(State or jurisdiction of                     (I.R.S. Employer
incorporation or organization)                Identification No.)

    Main & Franklin Streets, P.O. 430, Johnstown, PA    15901
    (Address of principal executive offices)           (Zip Code)

                 ----------------------------------

                      AMERISERV FINANCIAL, INC.
        2001 Stock Incentive Plan of AmeriServ Financial, Inc.
                      (Full title of the plan)

                 ----------------------------------

                         Jeffrey A. Stopko,
                     Chief Financial Officer
                      AmeriServ Financial, Inc.
                      Main & Franklin Streets
                          P.O. Box 430
                    Johnstown, Pennsylvania  15901
                          (814) 533-5300

    (Name, Address and telephone number of agents for service)

                    Copies of communications to:
                      Jeffrey P. Waldron, Esquire
                           Stevens  & Lee
                    One Glenhardie Corporate Center
                        1275 Drummers Lane
                            P.O. Box 236
                          Wayne, PA  19087
                           (610) 293-4961

                  ---------------------------------

                   CALCULATION OF REGISTRATION FEE

                                        Proposed Maximum     Proposed Maximum
Title of Securities     Amount To Be     Offering Price     Aggregate Offering       Amount of
  To Be Registered      Registered(1)     Per Share(2)          Price(2)         Registration Fee(3)
-------------------     -------------   ----------------    ------------------   -------------------
Common Stock (par       800,000 Shares       $5.52            $4,416,000             $1,104
value $2.50 per
share)

(1) The provisions of Rule 416 of the Securities Act of 1933, as amended shall apply to the number of shares registered on this Registration Statement and shall automatically increase or decrease as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, such price is the average of the high and low sale prices for the Common Stock as quoted on the Nasdaq National Market on August 14, 2001, which is the last day the common stock traded prior to the filing of this registration statement.

(3)  Calculated pursuant to Section 6(b) of the Securities Act of
     1933, as amended.


                            PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to the 2001 Stock
Incentive Plan of AmeriServ Financial, Inc. (the "Plan").
AmeriServ Financial, Inc. ("AmeriServ"), a Pennsylvania corporation, is sometimes referred to herein as the "Company" or the "Registrant."

Item 3.  Incorporation of Documents by Reference

     The Company hereby incorporates by reference into this Registration Statement the documents listed in (a) through (d) below:

     (a) The Annual Report of the Company filed on Form 10-K for the fiscal year ended December 31, 2000;

     (b)  The Company's Quarterly Reports on Form 10-Q for the
Quarter ended March 31, 2001 and June 30, 2001;

     (c)  The Company's Current Reports on Form 8-K filed January
12, 2001, April 30, 2001 and May 1, 2001; and

     (d) The description of the capital stock of the Company, par value $2.50 per share, as set forth in the Company's Form 8-A filed with the Commission on November 13, 1985.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The bylaws of AmeriServ provide for (1) indemnification of directors, officers, employees and agents of AmeriServ and
(2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law unless the director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as it may be amended, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by AmeriServ.

     Insofar as indemnification by AmeriServ for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of AmeriServ pursuant to the foregoing provisions, AmeriServ has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
 Number   Description                    Method of Filing

4.1       2001 Stock Incentive Plan      Filed Herewith
          of AmeriServ Financial, Inc.

5.1       Opinion of Stevens & Lee       Filed herewith.

23.1      Consent of Arthur Andersen     Filed herewith.
          LLP

23.2      Consent of Stevens & Lee       See Exhibit 5.1 hereof.

24.1      Power of Attorney              Included as part of the
                                         signature pages hereof.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnstown, Commonwealth of Pennsylvania, on the 27th day of July, 2001.

                             AMERISERV FINANCIAL, INC.

                             By:  /s/Orlando B. Hanselman
                                --------------------------------
                                  Orlando B. Hanselman
                                  President, Chief Executive
                                  Officer and Chairman of the
                                  Board


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Orlando B. Hanselman and Jeffrey P. Waldron, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, to execute in the name of each such person any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date:  July 27, 2001            By: /s/Orlando B. Hanselman
                                  -------------------------------
                                    Orlando B. Hanselman
                                    President, Chairman of the
                                    Board, and Chief Executive
                                    Officer



Date:  July 27, 2001            By:  /s/Jeffrey A. Stopko
                                  -------------------------------
                                    Jeffrey A. Stopko
                                    Senior Vice President, Chief
                                    Financial Officer
                                    (Chief Accounting Officer)

Date:  July 27, 2001            By:/s/J. Michael Adams, Jr.
                                  -------------------------------
                                    J. Michael Adams, Jr.
                                    Member of the Board of
                                    Directors

Date:  July 27, 2001            By:
                                  -------------------------------
                                    Edward J. Cernic, Sr.
                                    Member of the Board of
                                    Directors

Date:  July 27, 2001            By:  /s/Daniel R. DeVos
                                  -------------------------------
                                    Daniel R. DeVos
                                    Member of the Board of
                                    Directors

Date:  July 27, 2001            By:  /s/James C. Dewar
                                  -------------------------------
                                    James C. Dewar
                                    Member of the Board of
                                    Directors

Date:  July 27, 2001            By:  /s/Bruce E. Duke III, M.D.
                                  -------------------------------
                                    Bruce E. Duke III, M.D.
                                    Member of the Board of
                                    Directors

Date:  July 27, 2001            By:  /s/James M. Edwards, Sr.
                                  -------------------------------
                                    James M. Edwards, Sr.
                                    Member of the Board of
                                    Directors

Date:  July 27, 2001            By:  /s/Kim W. Kunkle
                                  -------------------------------
                                    Kim W. Kunkle
                                    Member of the Board of
                                    Directors

Date:  July 27, 2001            By:  /s/Margaret A. O'Malley
                                  -------------------------------
                                    Margaret A. O'Malley
                                    Member of the Board of
                                    Directors

Date:  July 27, 2001            By:  /s/Christian R. Oravic
                                  -------------------------------
                                    Rev. Christian R. Oravic
                                    Member of the Board of
                                    Directors

Date:  July 27, 2001            By:  /s/Mark E. Pasquerilla
                                  -------------------------------
                                    Mark E. Pasquerilla
                                    Member of the Board of
                                    Directors

Date:  July 27, 2001            By:  /s/Howard M. Picking III
                                  -------------------------------
                                    Howard M. Picking, III
                                    Member of the Board of
                                    Directors

Date:  July 27, 2001            By:  /s/Sara A. Sargent
                                  -------------------------------
                                    Sara A. Sargent
                                    Member of the Board of
                                    Directors

Date:  July 27, 2001            By:  /s/Thomas C. Slater
                                  -------------------------------
                                    Thomas C. Slater
                                    Member of the Board of
                                    Directors

Date:  July 27, 2001            By:  /s/Robert L. Wise
                                  -------------------------------
                                    Robert L. Wise
                                    Member of the Board of
                                    Directors


                          EXHIBIT INDEX

Exhibit
 Number   Description                    Method of Filing

4.1       2001 Stock Incentive Plan
          of AmeriServ Financial, Inc.   Filed herewith

5.1       Opinion of Stevens & Lee       Filed herewith.

23.1      Consent of Arthur Andersen     Filed herewith.
          LLP

23.2      Consent of Stevens & Lee       See Exhibit 5.1 hereof.

24.1      Power of Attorney              Included as part of the
                                         signature pages hereof.



                                                    Exhibit 5.1


                            August __, 2001



Board of Directors
AmeriServ Financial, Inc.
Main & Franklin Streets
P.O. Box 430
Johnstown, Pennsylvania  15901

Re:  Registration Statement on Form S-8
     2001 Stock Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel to AmeriServ Financial, Inc., a Pennsylvania corporation ("AmeriServ"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 800,000 shares of common stock, par value $2.50 per share of AmeriServ (the "Common Stock") reserved for issuance pursuant to the 2001 Stock Incentive Plan of AmeriServ Financial, Inc. (the "Plan"). In such capacity, we have reviewed the following:

     1.  The Articles of Incorporation of AmeriServ;

     2.  The Bylaws of AmeriServ;

     3. The Registration Statement on Form S-8 with respect to the Plan (the "Registration Statement") filed by AmeriServ with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act;

     4. Proceedings of the Board of Directors of AmeriServ relating to the adoption of the Plan and the authorization, execution and filing of the Registration Statement; and

     5.  The Plan.

     Based upon the foregoing, it is our opinion that when the Common Stock is issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     We hereby consent to be named in the Registration Statement as counsel that has passed upon the legality of the shares of Common Stock to be issued pursuant to the Plan. We further consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

                                    STEVENS  & LEE P.C.,






                                                     Exhibit 23.1

                 CONSENT OF INDEPENDENT ACCOUNTANTS




Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 2001, included in AmeriServ Financial, Inc.'s (formerly USBANCORP, Inc.) Form 10-K for the year ended December 31, 2000.




                              /s/Arthur Andersen LLP

Pittsburgh, Pennsylvania
August 13, 2001